UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2012

Streamline Health Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28132	31-1455414
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10200 Alliance Road, Suite 200, Cincinnati, OH		45242-4716
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 794-7100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 – Unregistered Sales of Equity Securities.

On November 1, 2012, the Convertible Subordinated Notes previously issued by Streamline Health Solutions, Inc. (the “Company”) on August 16, 2012 were converted into shares of the Company’s Series A 0% Convertible Preferred Stock (the “Preferred Stock”). The Convertible Subordinated Notes had an aggregate principal amount of $5,699,577.04 and converted into an aggregate of 1,583,210 shares of Preferred Stock. The issuance of the Convertible Subordinated Notes was previously disclosed in the Current Report on Form 8-K filed on August 21, 2012, and the form of Convertible Note containing the conversion terms was filed as Exhibit 10.5 to that Form 8-K.

Item 3.03 – Material Modification to Rights of Security Holders.

On October 31, 2012, the Company filed a Certificate of Correction with the State of Delaware regarding the Certificate of Designation of Preferences, Rights and Limitations of Series A 0% Convertible Preferred Stock, which was previously filed as Exhibit 10.8 to Form 8-K filed on August 21, 2012. The corrected Certificate of Designation of Preferences, Rights and Limitations of Series A 0% Convertible Preferred Stock is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On October 31, 2012, the Company held a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the stockholders voted on: (1) approval of the issuance of more than 20% of the Company’s common stock at a discount greater to the book or market value pursuant to conversion of the Subordinated Convertible Notes and anti-dilution provisions of warrants; and (2) approval to amend the 2005 Incentive Compensation Plan to increase the amount of shares by 500,000.

As to the approval of the issuance of more than 20% of the Company’s common stock, the Company’s stockholders approved the proposal by a vote of 7,378,906 shares FOR, 120,954 shares AGAINST, and 13,050 shares ABSTAINED.

As to the proposal to increase the number of shares under the 2005 Incentive Compensation Plan, the Company’s stockholders approved the proposal by a vote of 8,960,280 shares FOR, 328,351 shares AGAINST, and 22,950 shares ABSTAINED.

Item 9.01 – Exhibits.

(d)	Exhibits

10.1	Corrected Certificate of Designation of Preferences, Rights and Limitations of Series A 0% Convertible Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Streamline Health Solutions, Inc.

Date: November 1, 2012

	By:	/s/ Stephen H. Murdock
Stephen H. Murdock
Chief Financial Officer